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                                                                                                    Exhibit 11.1

                                    The CIVISTA Corporation
                               Computation of Earnings Per Share


                                                            Three Months Ended                    Six Months Ended
                                                                 March 31,                            March 31,
                                                   -----------------------------------      ----------------------------------
                                                        1994                   1993            1994                  1993
                                                     ----------            -----------      -----------          ------------
Computation of primary earnings
   per share:

Weighted average number of
   common shares outstanding                             3,492,604          3,477,504          3,491,081          3,475,112

Add common stock equivalents for shares
   issuable under stock option plan (1)                    168,670            124,104            160,823            118,046
                                                     -------------      -------------      -------------       ------------

   Weighted average number of shares
   outstanding adjusted for common
   stock equivalents                                     3,661,274          3,601,608          3,651,904          3,593,158
                                                     =============      =============      =============       ============

Net earnings                                         $   2,875,288          3,679,391          5,855,866          6,617,420
                                                     =============      =============      =============       ============


Primary earnings per share                           $         .78               1.02               1.60               1.84
                                                     =============      =============      =============       ============

   (1) Additional shares issuable were derived under the treasury stock method using average market price during the period.
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